UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

CADMUS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12954	54-1274108
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Suite 200 Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 287-5680

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Fifth Amendment to the Second Amended and Restated Credit Agreement

On July 26, 2006, Cadmus Communications Corporation (the “Company”), certain subsidiary Guarantors, Wachovia Bank, National Association, Bank of America, N.A., BNP Paribas, ING Capital LLC, The Royal Bank of Scotland PLC, National City Bank and Harris N.A. entered into a Fifth Amendment to Second Amended and Restated Credit Agreement effective as of June 30, 2006 (the “Fifth Amendment”). The Fifth Amendment added and modified certain definitions and modified certain covenants contained in the $100 million Second Amended and Restated Credit Agreement dated as of January 28, 2004 (the “Credit Agreement”).

The Fifth Amendment modified the total leverage ratio and the senior leverage ratio covenants contained in the Credit Agreement. The Fifth Amendment modified the definition of “Permitted Acquisition” contained in the Credit Agreement, modified the circumstances under which the Company may make “Restricted Payments” under the Credit Agreement, added certain borrowing base requirements to the Credit Agreement and modified the Credit Agreement in certain other related respects.

A copy of the amendment is attached hereto as Exhibit 10.41.5.

Item 2.02. Results of Operations and Financial Condition.

On August 3, 2006, the Company issued the press release attached hereto as Exhibit 99.1 announcing fourth quarter fiscal 2006 financial results.

The information in this Form 8-K, and Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.41.5	Fifth Amendment effective as of June 30, 2006 to Second Amended and Restated Credit Agreement dated as of January 28, 2004.

99.1	Press Release dated August 3, 2006 announcing fourth quarter fiscal 2006 financial results.

Statements contained in this report relating to Cadmus’ future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the overall economic environment, (2) the equity market performance and interest rate environment, which can impact our pension liability, (3) the impact of price increases for energy and other materials and services affected by higher oil and fuel prices, (4) our ability to grow revenue and market share in the educational and government services markets, (5) significant price pressure in the markets in which we compete, (6) the loss of significant customers or the decrease in demand from customers, (7) our ability to continue to obtain improved efficiencies and lower production costs, (8) the financial condition and ability to pay of certain customers, (9) our ability to implement and realize the expected benefits associated with our equipment replacement and consolidation plan, including our ability to successfully complete certain consolidation initiatives and effect other restructuring actions, (10) our ability to operate effectively in markets outside of North America, (11) our ability to realize the tax benefits associated with certain transactions, and (12) our ability to implement and realize the expected benefits associated with your increased operations in Asia and the business opportunities available to the PeriscopeCadmus™ joint venture. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this report is provided only as of the date of this report, and we undertake no obligation to update any forward-looking statements made herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADMUS COMMUNICATIONS CORPORATION
(Registrant)

By:	/s/ Bruce V. Thomas
Bruce V. Thomas
President and Chief Executive Officer

Date: August 3, 2006

Exhibit Index

Exhibit Number	Description
10.41.5	Fifth Amendment effective as of June 30, 2006 to Second Amended and Restated Credit Agreement dated as of January 28, 2004.

99.1	Press Release dated August 3, 2006 announcing fourth quarter fiscal 2006 financial results.